Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports First Quarter 2025 Results
PHOENIX, Ariz. – (Business Wire) – April 30, 2025 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended March 30, 2025.
"We are delighted with Sprouts’ strong start to 2025," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "These results highlight the effectiveness of our differentiated strategy and excellent execution. Our team members bring knowledge and passion for healthy eating to our core customers every day, and we remain confident in our strategy as we navigate this current environment.”
First Quarter Highlights:
•Net sales totaled $2.2 billion; a 19% increase from the same period in 2024
•Comparable store sales growth of 11.7%
•Diluted earnings per share of $1.81; compared to diluted earnings per share of $1.12
•Opened 3 new stores, resulting in 443 stores in 24 states as of March 30, 2025

Leverage and Liquidity in First Quarter 2025
•Ended the quarter with $286 million in cash and cash equivalents and zero balance on its $700 million revolving credit facility
•Repurchased 1.6 million shares of common stock for a total investment of $219 million, excluding excise tax
•Generated cash from operations of $299 million and invested $49 million in capital expenditures, net of landlord reimbursement, year-to-date thru March 30, 2025
Second Quarter and Full-Year 2025 Outlook
The following provides information on our second quarter 2025 outlook:
•Comparable store sales growth: 6.5% to 8.5%
•Diluted earnings per share: $1.19 to $1.23
The following provides information on our full-year 2025 outlook:
•Net sales growth: 12.0% to 14.0%
•Comparable store sales growth: 5.5% to 7.5%
•EBIT: $640 million to $660 million
•Diluted earnings per share: $4.94 to $5.10
•Unit growth: At least 35 new stores
•Capital expenditures (net of landlord reimbursements): $230 million to $250 million

First Quarter 2025 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, April 30, 2025, during which Sprouts executives will further discuss first quarter 2025 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on April 30, 2025. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 35,000 team members and operates more than 440 stores in 24 states nationwide. To learn more about Sprouts, and the good it brings communities, visit sprouts.com/about/.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Net sales	$2,236,436	$1,883,808
Cost of sales	1,350,073	1,161,495
Gross profit	886,363	722,313
Selling, general and administrative expenses	623,226	539,771
Depreciation and amortization (exclusive of depreciation included in cost of sales)	35,099	32,232
Store closure and other costs, net	1,706	2,044
Income from operations	226,332	148,266
Interest (income) expense, net	(924)	818
Income before income taxes	227,256	147,448
Income tax provision	47,230	33,348
Net income	$180,026	$114,100
Net income per share:
Basic	$1.83	$1.13
Diluted	$1.81	$1.12
Weighted average shares outstanding:
Basic	98,537	101,071
Diluted	99,719	102,024

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 30, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$285,663	$265,159
Accounts receivable, net	71,661	30,901
Inventories	340,280	343,329
Prepaid expenses and other current assets	34,689	36,131
Total current assets	732,293	675,520
Property and equipment, net of accumulated depreciation	898,834	895,189
Operating lease assets, net	1,501,951	1,466,903
Intangible assets	208,163	208,094
Goodwill	381,750	381,750
Other assets	15,267	13,243
Total assets	$3,738,258	$3,640,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$293,897	$213,414
Accrued liabilities	220,474	216,842
Accrued salaries and benefits	68,214	97,991
Accrued income tax	33,922	—
Current portion of operating lease liabilities	154,151	150,400
Current portion of finance lease liabilities	1,330	1,321
Total current liabilities	771,988	679,968
Long-term operating lease liabilities	1,556,561	1,520,272
Long-term debt and finance lease liabilities	6,913	7,248
Other long-term liabilities	37,160	38,259
Deferred income tax liability	77,654	73,059
Total liabilities	2,450,276	2,318,806
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 98,187,882 shares issued and outstanding, March 30, 2025; 99,255,036 shares issued and outstanding, December 29, 2024	98	99
Additional paid-in capital	814,796	808,140
Retained earnings	473,088	513,654
Total stockholders’ equity	1,287,982	1,321,893
Total liabilities and stockholders’ equity	$3,738,258	$3,640,699

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Operating activities
Net income	$180,026	$114,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	36,820	34,522
Operating lease asset amortization	34,689	32,303
Share-based compensation	6,656	6,477
Deferred income taxes	4,595	1,072
Other non-cash items	1,532	496
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	10,763	8,601
Inventories	3,049	6,996
Prepaid expenses and other current assets	(236)	14,691
Other assets	(357)	924
Accounts payable	54,084	28,899
Accrued liabilities	6,102	17,642
Accrued salaries and benefits	(29,777)	(17,667)
Accrued income tax	33,922	8,869
Operating lease liabilities	(41,249)	(36,580)
Other long-term liabilities	(1,530)	(1,650)
Cash flows from operating activities	299,089	219,695
Investing activities
Purchases of property and equipment	(59,479)	(51,241)
Cash flows used in investing activities	(59,479)	(51,241)
Financing activities
Payments on finance lease liabilities	(326)	(253)
Repurchase of common stock	(218,762)	(60,000)
Proceeds from exercise of stock options	—	2,283
Cash flows used in financing activities	(219,088)	(57,970)
Increase in cash, cash equivalents, and restricted cash	20,522	110,484
Cash, cash equivalents, and restricted cash at beginning of the period	267,213	203,870
Cash, cash equivalents, and restricted cash at the end of the period	$287,735	$314,354

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen weeks ended March 30, 2025 and March 31, 2024:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Net income	$180,026	$114,100
Income tax provision	47,230	33,348
Interest (income) expense, net	(924)	818
Earnings before interest and taxes (EBIT)	226,332	148,266
Depreciation, amortization and accretion	36,820	34,522
EBITDA	$263,152	$182,788
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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
4/30/25